SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

August 23, 2006
Date of report (Date of earliest event reported)

ENUCLEUS, INC.
(Exact Name of Registrant as Specified in its Charter)

0-14039		11-2714721
(Commission File Number)		(I.R.S. Employer Identification No.)

7200 NE 41st Street
Suite 201
Vancouver, WA 98662
(Address of Principal Executive Offices)

ITEM 1.01 Entry into a Material Definitive Agreement.

eNucleus entered into a license agreement with ANE Resources, Inc. in which eNucleus purchased a world-wide, non-exclusive, perpetual, royalty free, source-code license to the Keypak software. eNucleus intends to add the Keypak facilities to its BenefitsAdministrator, OilPilot and FuelPilot products. Keypak allows dissemination of information over the Internet using multiple document formats, translating the documents between formats. The price for the software was 2.5 million shares of eNucleus common stock and 2.5 million warrants. This is a related-party transaction. ANE Resources, Inc. is owned by Augustine Esposito, a board member of eNucleus, Inc.

Item 1.01 Entry into a Material Definitive Agreement

eNucleus entered into a Loan Agreement with ANE Resources, Inc. to borrow $300,000 to be repaid within 1 year at 9.25% plus 1 million warrants at $0.26 per share. This is a related-party transaction. ANE Resources, Inc. is owned by Augustine Esposito, a board member of eNucleus, Inc.

EXHIBIT A

INDEPENDENT CONTRACTOR AGREEMENT

This Independent Contractor Agreement (the "Agreement") is made and entered on August 9, 2006, by and between eNucleus, Inc (the "Company") and Steve G Vogel and Sanguinity LLC ("Contractor") (collectively referred to as the "Parties").

The Parties agree as follows:

1. SERVICES: The Company shall engage Contractor to provide the following services:
Will act as Chief Financial Officer, Secretary and Principal Accounting Officer, and Director, completing those functions and other related functions as reasonably requested by the Company. Contractor will determine the method, details, and means of performing the services described above. While Contractor represents that he is on or has been on the bars of New York, New Jersey and Arizona, Contractor will provide no legal services in this agreement and all opinions and summaries are to be prepared in the role of consultant and not to be construed as legal services or opinions. ("Services")

2. TERM: Contractor shall provide Services to the Company pursuant to this Agreement for a term beginning on August 3, 2006 and ending on August 3, 2009 (the "Agreement Term").

3. COMPENSATION: For services provided, the Company will pay Contractor $120,000.00 per year. Payment shall be made monthly on the first day following the month of services. Contractor will annual compensation for directorship that will include four hundred thousand (400,000) four year options annually with the first annual amount to be granted and vested at the then current market price at the close of the market on the business day following the effective date of this agreement and each grant and vesting will occur annual on this date.

4. EXPENSES: Contractor shall bear all expenses incurred in the performance of this Agreement except travel and expenses usually associated with the Services.

5. INDEPENDENT CONTRACTOR. Contractor is an independent contractor and **not** an employee of the Company, and, unless otherwise stated in this Agreement, is not entitled to any of the benefits normally provided to the employees of the Company.

6. CONFIDENTIALITY: Contractor acknowledges that he/she may have access to the Company's confidential and proprietary information. Such confidential information may include, without limitation: i) business and financial information, ii) business methods and practices, iii) technologies and technological strategies, iv) marketing strategies and v) other such information as the Company may designate as confidential ("Confidential Information"). Contractor agrees to not disclose to any other person (unless required by law) or use for personal gain any Confidential Information at any time during or after the Agreement Term, unless the Company grants express, written consent of such a disclosure. In addition, Contractor will use his/her best efforts to

Independent Contractor Agreement 1

prevent any such disclosure. Confidential information will not include information that is in the public domain, unless such information falls into public domain through Contractor's unauthorized actions.

7. OTHER RULES AND POLICIES: Contractor agrees to abide by any other reasonable rules, policies and procedures as communicated by the Company.

8. TERMINATION: This Agreement may be terminated early for the following reasons:

By the Company:

(i) If Contractor materially breaches the Agreement; (material breach is defined as conviction of a felony) or

(ii) If Contractor is unable to provide the Services in this Agreement due to illness, death or disability; or

(iv) For any reason with payment of $60,000.00 and all otherwise due payments.

By the Contractor:

(i) If the Company materially breaches any obligation in the Agreement and such breach is not corrected within seven days of receiving written notice from the Contractor; a material breach includes failure to pay for Services as they come due or

(ii) If the Company files for bankruptcy.

9. INDEMNITY: Company agrees to indemnify and hold harmless Contractor, Sanguinity LLC and Steve G Vogel, and his successors and assigns, from any claim, action, liability, loss, damage or suit, arising from the services performed pursuit to this agreement, except as to the willful misconduct in providing Services. Company shall at its own expense defend, protect and hold harmless Sanguinity LLC and Steve G Vogel against any claim or any loss or liability thereunder. Company agrees to pay all reasonable attorney fees required to enforce this provision and this Agreement.

10. RETURN OF PROPERTY: Upon termination of Services, Contractor will promptly return to the Company or destroy all drawings, documents and other tangible manifestations of Confidential Information as requested (and all copies and reproductions thereof). In addition, Contractor will return any other property belonging to the Company including without limitation: computers, office supplies, and documents.

11. CONTINUING OBLIGATIONS: Notwithstanding the termination of this Agreement for any reason, the provisions of paragraph 6 and 9 of this Agreement will continue in full force and effect following such termination.

12. BINDING EFFECT: The covenants and conditions contained in the Agreement shall apply to and bind the Parties and the heirs, legal representatives, successors and permitted assigns of the Parties.

13. CUMULATIVE RIGHTS: The Parties' rights under this Agreement are cumulative, and shall not be construed as exclusive of each other unless otherwise required by law.

Independent Contractor Agreement 2

14. WAIVER: The failure of either party to enforce any provisions of this Agreement shall not be deemed a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Agreement.

15. SEVERABILITY: If any part or parts of this Agreement shall be held unenforceable for any reason, the remainder of this Agreement shall continue in full force and effect. If any provision of this Agreement is deemed invalid or unenforceable by any court of competent jurisdiction, and if limiting such provision would make the provision valid, then such provision shall be deemed to be construed as so limited.

16. ENTIRE AGREEMENT: This Agreement constitutes the entire agreement between the Parties and supersedes any prior understanding or representation of any kind preceding the date of this Agreement. There are no other promises, conditions, understandings or other agreements, whether oral or written, relating to the subject matter of this Agreement. This Agreement may be modified in writing and must be signed by both the Company and Contractor.

17. NOTICE: Any notice required or otherwise given pursuant to this Agreement shall be in writing and mailed certified return receipt requested, postage prepaid, or delivered by overnight delivery service, addressed as follows:

The Company:	Randy Edgerton, CEO Corporate Headquarters Vancouver, Washington
Contractor:	Steve G Vogel and Sanguinity LLC 830 Co Rd 519 Frenchtown, NJ 08825

Either party may change such addresses from time to time by providing notice as set forth above.

17. GOVERNING LAW: This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed the day and year first written above.

THE COMPANY:

____
Albert F. Case, Jr., chairman and executive officer

CONTRACTOR:

____
Steve G Vogel as Sanguinity LLC Consultant

Independent Contractor Agreement 3

ITEM 5.02 Election of Directors, Appointment of Principle Officers.

We urge you to read all documents filed by us with the U.S. Securities and Exchange Commission because they contain important information. You can see and obtain copies of these documents for free at the Commission's web site, www.sec.gov.

Item 5.02 Election of Directors, Appointment of Principle Officers.

Alan R. Ginsberg has been elected to the board of directors, effective Alan R. Ginsberg, 50, joined the Board of Directors of eNucleus in August of 2006. He is a business consultant, an attorney, and a student of American History and Literature at the Graduate School of Arts and Sciences at Columbia University. He was formerly a high yield bond research analyst and research manager from 1998 through 2000 at Barclays Capital, a high yield bond research analyst and research manager at Smith Barney from 1993 through February 1998, a high yield bond research analyst at Bear Stearns from 1990 through 1993, and a high yield research analyst at Drexel Burnham Lambert from 1986 through February 1990. He earned a BA from SUNY @ Binghamton and a JD from Boston University School of Law.

Arnold Kwong has been named to the position of Senior Vice President, Business Development by the Board. Prior to joining eNucleus Mr. Kwong has more than 30 years experience in products and services operations. His product background includes work at the Gartner Group, and other large firms, on software-based products and services for global markets in education, manufacturing, and the energy industries. "eNucleus products are exciting approaches to the largest opportunity markets in human services, energy, manufacturing, and business services." said Mr. Kwong.

eNucleus Appoints Steve G. Vogel as Chief Financial Officer and Director

Vancouver, Washington- eNucleus Inc., the business process outsourcing and software as a service provider today announced that Steve G. Vogel [54] has joined eNucleus's executive management team as the company's chief financial officer VP, Treasurer, Secretary and a member of the board of directors. Reporting to CEO Randy Edgerton. Vogel brings a strong financial and administrative background to ENucleus, with more than 20 years of CFO experience at both public and privately held technology companies. Vogel will be responsible for finance, administration, information systems, legal and human resources functions.

"Steve has exactly the right skill set and background needed to solidify the financial position of eNucleus," said Randy Edgerton, CEO. "In his broad financial experience, Steve has streamlined accounting processes, increased companies valuations, secured funding, negotiated acquisitions and more; all of which will be a valuable asset to eNucleus as the company executes on its near-term strategic plan."

Vogel is expected to lead the company s efforts in building a strong financial model and strengthening ENucleus operations. With background as a lawyer and CPA, Vogel and his experience in growing profitable technology companies, he is uniquely positioned to play a prominent role within eNucleus’s management team as the company increases focus on its India based BPO business model.

Vogel has served as a consultant to Sanguinity, LLC (November 2003- present). He has also most recently served as CFO of Webhelp, Inc. (March 2006- present) a BPO company with a major office in Mumbai, India. There he brought a company that had consumed over $4 Million dollars in 2005 to cash flow breakeven in less than four months. Previously, Steve was CFO and SVP of Chordiant Software (NASDAQ: CHRD)(2001-2003) where he assisted the company in achieving its first profitable quarter reducing the annual breakeven point from over $120 million in Q4, 2001 to $68 million in Q2 2003. Steve, as SVP and CFO helped prepare Tessera (NASDAQ:TSRA) for an IPO in 2000. Vogel has also served as VP of Finance, General Counsel at iLogistix (1999), after spending over four years as Microbank Software's CFO, VP and general counsel (1994-1998). Vogel previously held VP-level positions at Transform Logic Corporation and Bush Industries, as well as a variety of financial positions at Ryder, Corning and Ford Motor Company. Steve, a CPA and CMA, has a Wharton MBA, his LLM from NYU and his JD (cum laude) from Arizona State University.

Vogel replaces John Paulsen, who served as eNucleus CFO since its reorganization in 2003. Paulsen played a key role in both acquisitions and growing eNucleus. John will continue to support eNucleus during the transition.

Vogel has entered into an agreement with eNucleus calling for a three year consulting agreement at $120,000 per year and 400,000 vested options per year with a six month termination provision. (see attached Exhibit A)

About eNucleus

eNucleus, Inc. is a Vancouver, Wash. based provider of technology enabled business process outsourcing and hosted software (SaaS) solutions. eNucleus provides “back office” support services through its offshore BPO center in Ahmedabad, India, and offers a variety of technology solutions including FuelPilot, OilPilot, and BenefitsAccelerator.   Visit www.eNucleus.com, for more information about eNucleus, Inc., or www.FuelPilot.com, www.OilPilot.com and www.BenefitsAccelerator.com for more information about eNucleus products and services.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 23, 2006

eNucleus, Inc.

	By:	/s/ Randy Edgerton
Randy Edgerton
President and Chief Executive Officer